Exhibit 10.30

AccountAbilities, Inc.
195 Route 9 South, Suite 109
Manalapan, New Jersey 07726

January 31, 2008

Norman Goldstein
NGA, Inc.
21 Nelson Avenue
Hicksville, NY 11801

Re:           Exchange of Note for Replacement Note and Stock

Dear Mr. Goldstein:

The following confirms our understanding with respect to the exchange by NGA Inc. (“NGA”) of the Convertible Note dated April 1, 2006 (the “Original Note”) issued to NDA by Accountabilities, Inc. (the “Company”) in the principal amount of $300,000 for shares of Common Stock and a convertible note in the principal amount of $100,000 (the “New Note”) of Accountabilities, Inc.

Upon the execution and delivery of this letter agreement, you will deliver the Original Note to the Company for cancellation.  In exchange therefore, you will receive (a) 600,000 shares of Common Stock (issuable in the name of Barbara Goldstein) and (b) the New Note in the form annexed as Exhibit A hereto.

If you agree with the terms set forth above, please countersign this letter in the space provided below and return a signed copy to the Company with a copy of the Note.

Very truly yours,

Accountabilities, Inc.

By:  /s/ Stephen DelVecchia
Name:  Stephen DelVecchia
Title:  Chief Financial Officer

NGA, Inc.

By:  Norman Goldstein
Name:  Norman Goldstein
Title:  President